UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2010

ALLOY STEEL INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Delaware	0-32875	98-0233941
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alloy Steel International, Inc.
42 Mercantile Way Malaga
P.O. Box 3087 Malaga D C 6945
Western Australia
(Address of principal executive offices)

61 (8) 9248 3188
(Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 6, 2010, Alloy Steel International, Inc. (the “Company”) entered into an Indemnification Agreement (the “Indemnification Agreement”) with Alvin Tan, a recently appointed independent director of the Company, as reflected in Section 5.02.

The Indemnification Agreement provides indemnification in addition to the indemnification provided by the Company’s certificate of incorporation, by-laws and applicable law.  Among other things, the Company agrees to advance or reimburse expenses incurred by Mr. Tan in certain proceedings, as described in the Indemnification Agreement.

The foregoing description of the Indemnification Agreement is a general description only and is qualified in its entirety by reference to the Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 6, 2010, the Board of Directors, or the Board, of the Company increased the number of members of the Board from two (2) to three (3) and appointed Alvin Tan to serve as an independent director of the Company until the annual meeting of the Company’s stockholders or until his successor is elected and qualifies.

In addition, Mr. Tan has been appointed to the Company’s Special Committee, which was approved and formed by the Board on April 6, 2010. The Special Committee was formed to direct the efforts of the Corporation to handle the ongoing Financial Industry Regulatory Authority (“FINRA”) inquiry reflected in Section 8.01, to commence an internal investigation regarding the matters underlying such inquiry, and to recommend to the Board policies and procedures designed to achieve full compliance with U.S. securities laws and related best practices.

Alvin Tan, age 39, has over 15 years corporate experience in Australia and Asia, including mergers, acquisition, listings (ASX, AIM, KLSE, Germany) and capital raisings.  Mr. Tan studied at the University of Western Australia, gaining a Bachelor of Commerce with honors, and then was employed by KPMG in Kuala Lumpur from 1993-1995 as a financial consultant.  Returning to Australia, he worked with the stockbroking firm of D J Carmichael.  He was a founding director of various companies listed by the Australian Securities Exchange (ASX) http://www.asx.com.au including DKN Financial Group Limited.

There is no agreement or understanding between Mr. Tan and any other person pursuant to which he was appointed to the Board and Mr. Tan has not had any transactions with the Company or any of its subsidiaries, and there is no family relationship among the Company’s officers and directors and Mr. Tan.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 6, 2010, the Board of Directors of the Company amended Article III, Section 13 of the Company’s bylaws to provide that the Board may designate committees that consist of one or more of the directors of the Corporation, as opposed to requiring a minimum of three directors serve on each committee.  This summary of the amendment to the bylaws of the Company is qualified in its entirety by reference to the First Amendment to the Bylaws of Alloy Steel International, Inc., attached as Exhibit 3.1 to this report.

8.01 Other Events.

In October 2009, the Company received a request for information from FINRA in connection with a review of unusual trading activity in the Company’s common stock during the period of July 6, 2009 through September 4, 2009.  The Company has formed a Special Committee, which will direct the efforts of the Corporation to handle the ongoing FINRA inquiry and commence an internal investigation regarding the matters underlying such inquiry.  FINRA has advised the Company that the inquiry should not be construed as an indication that the staff has determined that violations of FINRA Conduct Rules or U.S. Federal Securities laws have occurred, or as a reflection of the merits of the securities involved or upon any person who effected transactions in such securities.  The Company is cooperating in providing the information requested.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished as part of this Report:

Exhibit No.	Description

3(ii)	First Amendment to the Bylaws of Alloy Steel International, Inc.
10.1	Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY STEEL INTERNATIONAL, INC.

Date: April 6, 2010	By:	/s/ Alan Winduss
Alan Winduss,
Chief Financial Officer &
Secretary

ALLOY STEEL INTERNATIONAL, INC.
EXHIBIT INDEX

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

Exhibit No.	Description

3(ii)	First Amendment to the Bylaws of Alloy Steel International, Inc.
10.1	Indemnification Agreement